No. 153 Geological Team of Inner Mongolia Coal Field Geology Bureau

We hereby consent to the incorporation in this Form SB-2 Registration Statement of our Coal Reserve Verification Report of the LaiYeGou Coal Mine for Inner Mongolia Tehong Coal Group Co., Ltd. dated May 2005 and to all references to our Firm included in this registration statement.

/s/ Wang Rong _________________________ Wang Rong, Project Manager

Date: March 13, 2006